UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2024

Stoke Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38938	47-1144582
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Wiggins Ave
Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 430-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	STOK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On April 29, 2024, Stoke Therapeutics, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Thomas Leggett as the Chief Financial Officer of the Company, including as the “principal financial officer” and “principal accounting officer” of the Company within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, effective as of May 7, 2024 (the “Appointment Date”).

Before joining the Company, Mr. Leggett served as the Chief Financial Officer at Affinia Therapeutics, Inc., a biotechnology company, from December 2021 to April 2024. Mr. Leggett also served as the Chief Financial Officer of Black Diamond Therapeutics, Inc., a biotechnology company, from September 2019 to December 2021. Prior to that, Mr. Leggett served as Chief Financial Officer at Axcella Health, Inc., a biotechnology company, from January 2017 to August 2019. He also previously served as Treasurer and Head of Business Development Finance at Purdue Pharma LP, a pharmaceutical company, from May 2015 to December 2016. Mr. Leggett also served in various roles of increasing responsibility at UBS Securities LLC, Lazard Frères & Co., and J.P. Morgan Securities Inc. Mr. Leggett currently serves as a member of the board of directors and nomination committee and as chairman of the audit committee of Clover Biopharmaceuticals, a commercial-stage biotechnology company developing innovative vaccines. Mr. Leggett holds a B.A. in Economics from Columbia University and a M.B.A. in Finance from the Wharton School, University of Pennsylvania.

In connection with the appointment of Mr. Leggett as Chief Financial Officer, the Compensation Committee of the Board approved the Company’s entry into an employment agreement (the “Employment Agreement”) with Mr. Leggett, which includes the following terms: (i) an initial annual base salary of $475,000 per year (the “Initial Base Salary”), (ii) an annual discretionary bonus of up to 40% of the Initial Base Salary and (iii) an option to purchase up to 396,200 shares of the Company’s common stock (the “Option Award”), with 1/4th of the shares underlying the Option Award vesting and becoming exercisable on the one-year anniversary of the Appointment Date and 1/48th of the shares underlying the Option Award vesting and becoming exercisable on a monthly basis thereafter, among other benefits. Additionally, in the event Mr. Leggett experiences a termination of his employment without “cause” or he resigns for “good reason” (each as defined in the Employment Agreement), provided that he executes and makes effective a release of claims against the Company and its affiliates, he will become entitled to (i) continued base salary for nine months, payable in accordance with the Company’s standard payroll practices and (ii) premium payments for continued healthcare coverage for up to nine months. In the event he experiences a termination without “cause” or he resigns for “good reason” during the 12-month period following a change in control, then in lieu of the foregoing, he would become entitled to (i) continued base salary for twelve months, payable in accordance with the Company’s standard payroll practices; (ii) 100% of his annual target bonus, payable in a single lump-sum; (iii) premium payments for continued healthcare coverage for up to twelve months; and (iv) 100% accelerated vesting his then-outstanding equity awards.

The foregoing summary of the Executive Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2024.

The Company also expects to enter into its standard form of indemnification agreement for executive officers with Mr. Leggett. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 7, 2019 and is incorporated by reference herein.

There are no arrangements or understandings between Mr. Leggett and any other persons, pursuant to which he was appointed as Chief Financial Officer. No family relationships exist among any of the Company’s directors or executive officers and Mr. Leggett. Mr. Leggett does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Chief Financial Officer

Effective as of the Appointment Date, the Company’s current Chief Financial Officer, Stephen J. Tulipano, has agreed to resign from his current position. Subject to Mr. Tulipano’s execution of a Separation and Release Agreement with the Company (the “Separation and Release Agreement”), Mr. Tulipano will continue to serve as an advisor of the Company. Mr. Tulipano will be entitled to the contractual severance benefits for a termination without Cause, as defined in the Amended and Restated Executive Employment Agreement between Mr. Tulipano and the Company dated October 21, 2020, subject to his entry into the Separation and Release Agreement and providing a general release of all claims against the Company. In connection with his resignation, Mr. Tulipano will also enter into an Advisor Agreement with the Company (the “Advisor Agreement”) to assist with the transition of his responsibilities from the Appointment Date until December 31, 2024 (the “Transition Period”). Mr. Tulipano’s currently outstanding equity awards are expected to continue to vest pursuant to the terms of the Advisor Agreement during the Transition Period. In addition, for up to nine months following the Appointment Date, the Company will fund the services of an outplacement agency selected by the Company, up to $15,000, for Mr. Tulipano.

Mr. Tulipano did not participate in the Company’s health insurance plan, so he is not eligible to receive reimbursement from the Company for the cost of continuation of health insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2024

STOKE THERAPEUTICS, INC.

By:	/s/ Edward M. Kaye
Edward M. Kaye
Chief Executive Officer